Exhibit 99.1
Confidential Investor Presentation Investor Presentation September 2022

2 I. Overview of Hanover Bancorp, Inc. II. Hanover’s Attractive Market III. Financial Overview Table of Contents

3 Disclaimer (1) The acquisition is subject to applicable regulatory approvals, approval of the Minden shareholders and other customary closing conditions. The private placement is not conditional on the closing of the acquisition. This presentation has been prepared by us solely for informational purposes based on our own information, as well as informat ion from public and industry sources. This presentation does not constitute an offer to sell, nor a solicitation of an offer to buy, any securities by any person in any ju risdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory agency has approved or disapproved of our sec uri ties or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Our Common Stock is not a deposit a cco unt of our bank subsidiary and is not insured by the FDIC or any other governmental agency. Forward - Looking Statements This presentation includes statements that are, or may be deemed, “forward - looking statements.” In some cases, these forward - loo king statements can be identified by the use of forward - looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends ,” “may,” “could,” “might,” “will,” “should,” “ approximately,” “potential ,” “projected,” “pro forma” or, in each case, their negatives or other variations thereon or comparable terminology, although no t all forward - looking statements contain these words. Any or all of the forward - looking statements herein made by us may turn out to be incorrect. By their nature, forward - looking statements involve risks and uncertainties because they relate to future events, competitive dy namics, and banking, regulatory, and other developments, and depend on anticipated circumstances that may or may not occur (or may occur on longer or shorter time lin es than anticipated). They can be affected by inaccurate assumptions that we might make, or by known or unknown risks and uncertainties, including those discus sed in our Annual Report on Form 10 - K under Item 1A - Risk Factors, as updated by our subsequent filings with the Securities and Exchange Commission. Forward - looking statements speak only as of the date they are made. Although we believe that we have a reasonable basis for each forward - looking statement contained in this presenta tion, we caution you that forward - looking statements are not guarantees of future performance and that our actual results of operations, financial condition, a nd liquidity, and the development of the industry in which we operate may differ materially from the forward - looking statements contained in this presentation. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in whi ch we operate are consistent with the forward - looking statements contained in this presentation, they may not be predictive of results or developments in future periods. A ny forward - looking statements that we make in this presentation speak only as of the respective dates of such statements, and we undertake no obligation to update such sta tements to reflect events or circumstances after the date of this presentation, except as required by law. Non - GAAP Financial Measures This presentation contains supplemental financial information determined by methods other than in accordance with accounting pri nciples generally accepted in the United States of America (“GAAP”). Our management uses these non - GAAP measures in its analysis of our performance. These measure s should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance w ith GAAP. Management believes the presentation of tangible common equity (“TCE”), tangible book value (“TBV”) per share, and return on average tangible common equ ity (“ROATCE”), non - GAAP financial measures that exclude the impact of intangible assets, provide useful supplemental information that is essential to a proper understanding of our financial condition and results. Non - GAAP measures are not formally defined under GAAP, and other entities may use calculation methods tha t differ from those used by us. As a complement to GAAP financial measures, our management believes these non - GAAP financial measures assist investors in comparing t he financial condition and results of operations of financial institutions due to the industry prevalence of such non - GAAP measures. A reconciliation of our non - G AAP financial measures to the most directly comparable GAAP measures has been provided herein.

4 I. Overview of Hanover Bancorp, Inc.

Overview of Hanover Bancorp, Inc.

Financial Snapshot

Dollars in Millions	Quarter End 6/30/2022		Fiscal Year End 9/30/2021	For the 9 Mo. Ended 6/30/2022
Balance Sheet		**Profitabilty**		
Total Assets	$1,610	Net Income	$10.9	$17.7
Total Net Loans	1,405	Adj. Net Income[1]	$14.3	$17.9
Total Deposits	1,350	Adj. ROAA[1]	1.31%	1.63%
Tangible Common Equity	148	Adj. ROATCE[1]	16.5%	20.4%
TCE / TA	9.29%	NIM	3.97%	4.23%
TBV per Share	$20.26			

- **Founded in 2009, with a focus on serving the South Asian community in Nassau County, NY**
- **The Bank was recapitalized in 2012 by a group led by our current Chairman and CEO Michael Puorro and current members of our Board of Directors**
- **Franchise expansion beginning in 2012:**
  - ✓ Adopted a strategic plan focused on providing differentiated consumer and commercial banking services to clients in the western Long Island markets and New York City boroughs, particularly Queens and Brooklyn
  - ✓ From 2012 until 2018 we grew exclusively through an organic strategy focused primarily on the non-qualified mortgage niche residential lending business
  - ✓ Successfully recruited seasoned bankers and banking teams from local, regional and national financial institutions
  - ✓ Completed two successful M&A transactions, acquiring Chinatown Federal Savings Bank in 2019 and Savoy Bank in 2021

Banking Footprint



Source: S&P Global Market Intelligence
Newark
Elizabeth
Edison
Hicksville
Levittown
West Babylon
Fire Island National Seashore
Gateway National Recreation Area
Long Branch
Trenton
Headquarters
Current Branches (9)

#	Branch Name	Address	Deposits at 6/30/22 ($M)
1	Headquarters & Mineola	80 East Jericho Turnpike, Mineola, NY	$146
2	Garden City Park	2131 Jericho Turnpike,Garden City Park, NY	837
3	Flushing	138-29 39th Avenue,Flushing, NY	29
4	Forest Hills	71-15 Austin Street,Forest Hills, NY	35
5	Sunset Park	5512 8th Avenue,Brooklyn, NY	25
6	Bowery	109 Bowery,New York, NY	84
7	Midtown	600 5th Ave, 17th Floor,New York, NY	181
8	Freehold	4400 Route 9, Freehold, NJ	13
9	Hauppauge	410 Motor Parkway, Hauppauge, NY	--

M&A History

Company Name	Date Completed	Seller Assets Prior to Closing ($M)
SAVOY BANK	5/26/2021	$648
	8/9/2019	$141

Source: S&P Global Market Intelligence; SEC Filings; Company Documents.
Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30th.
(1) Adjusted for acquisition costs and related income tax effects.

hanover bancorp, inc.

5

Corporate Timeline

Growth in Total Assets ($mm)



2016 – 2022Q3 CAGR: 30%
$362
$501
$650
$849
$852
$1,485
$1,610

2016 | **2017**

- Pre-2017, Organic loan generation and deposit gathering activities conducted from our single branch location
- Lending was primarily focused in the residential mortgage business and supplemented with traditional multi-family and CRE lending
- As we moved into 2016 and 2017, we revised our strategic plan to focus on additional avenues of funding, both from a product and new location standpoint
- In March and June 2017, we established offices in Forest Hills, Queens and Mineola, NY, respectively
- Our total consolidated assets grew to over $500 million during 2017

2018 | **2019**

- In 2018 we announced the acquisition of Chinatown Federal Savings Bank, FSB (CFSB) and completed it in 2019
- With CFSB we acquired total assets of $141.3 million, total loans of $93.6 million and total deposits of $108.8 million, as well as three branches in Manhattan and Brooklyn, NY (one of which was subsequently closed)
- The CFSB transaction helped us enhance and diversify our funding profile and further enhance our visibility in the New York City
- In February 2019 the Bank further expanded into Queens County, New York with a de novo branch in Flushing, New York

2020 | **2021**

- In 2020 we announced the acquisition of Savoy Bank and subsequently completed that transaction in 2021
- In October 2020, we issued $25.0 million in subordinated notes to support the Savoy acquisition. The offering was rated investment grade
- In late 2020, we established a municipal banking business led by Michael Locorriere, who has 30 + years of banking and government experience. He previously served as EVP and Director of Municipal Banking at a recently consolidated competitor in the Long Island Market
- With Savoy we acquired total assets of $648.4 million, total loans of $573.1 million, and total deposits of $340.2 million

2022

- In February of 2022, we initiated a quarterly cash dividend of $0.10 per share
- In May of 2022, we announced and closed our initial public offering, issuing 1,466,250 common shares at $21.00 per share
- In July of 2022, we announced the opening of a new branch location in Suffolk County Long Island, expected to be fully operational by Q1 2023

Source: S&P Global Market Intelligence; SEC Filings; Company Documents.
Note: Total assets for 2016– 2021 as of September 30th as Hanover has a fiscal year end of September 30th. 2022 is for the period ended 6/30/2022.

hanover bancorp, inc. 6

7 Name Position with Hanover Age Years of Banking Experience Year Started at Hanover Michael P. Puorro CEO & Chairman 63 30 + 2012 Brian K. Finneran President 65 40 + 2017 Lance P. Burke Exec. VP & Chief Financial Officer 43 20 + 2021 McClelland Wilcox Senior Exec. VP & Chief Lending & Revenue Officer 50 20 + 2021 Kevin Corbett Exec. VP & Chief Credit Officer 63 35 + 2020 Alice Rouse Exec. VP & Chief Risk Officer 56 25 + 2017 Michael Locorriere Exec. VP & Chief Municipal Officer 54 20 + 2020 Lisa A. Diiorio First Senior VP & Chief Accounting Officer 59 25 + 2016 Introduction – Hanover Executive Management Team Source: SEC Filings; Company Documents .. Note : Throughout the presentation, unless otherwise specified, references to “Hanover” may be to either the holding company or the bank.

8 • Expanded commercial banking capabilities significantly, due to the Savoy acquisition, with a particular focus on small business clients and Small Business Administration (SBA) lending • Leverage the Savoy acquisition and expand presence in the New York City market • Continue to pursue prudent and commercially attractive acquisitions Business Strategy Source : S&P Global Market Intelligence; SEC Filings; Company Documents. Creating a Differentiated Community Bank Organic Growth Strategic Acquisitions Focus on Delivering Shareholder Value • Build the premier community bank franchise serving customers and small to mid - size business in the New York City metro area and Long Island • Continue to penetrate the potential customer bases in multiple niche areas • Continue to serve the local economies in their geographic footprint by capitalizing on a focus on personalized service, the ability to realize greater economies of scale than smaller community banks and ability to provide better and more responsive service than larger regional banks • Focus on diversifying the loan portfolio through niche lending segments to generate appropriate risk - adjusted returns • Focus our niche lending on: residential real estate, commercial r eal estate and multi - family • Average loan - to - value of the mortgage underwriting portfolio at origination was 55% Diversifying Loan Portfolio through Niche Segments • The deposit and treasury management products and services complement the niche lending focus • Established a municipal banking business in 2020 with potential to produce a significant level of deposits at cost effective rates with the effort led by Michael Locorriere • Initiative is consistent with a branch - lite and highly efficient approach Complementing the Lending Efforts and Diversifying Funding

Investment Highlights

High Degree of Franchise Scarcity Value	• Recent market consolidation has resulted in a lack of sub-$5 billion asset sized banks in the Long Island and Greater New York City Metro Area. • Since June 2020, there have been 15 bank transactions in the tri-state area, 10 of which involved targets with total assets less than $5 billion.
Niche Lending & Funding Expertise Drives Pricing Power	• Since 2014, the residential mortgage operation has been highly focused on non-conforming lending in New York City. With the recent addition of Savoy, the Company has acquired a niche in SBA and small business commercial banking platform. • Hanover's municipal deposit banking business is differentiated in that it is focused on long-term relationships that typically have less pricing volatility, particularly in rising rate environments.
Efficient, Profitable and Scalable Business Model	• Demonstrated track record of profitability and investing in the business. Hanover is highly focused around profitability and a highly efficient operating platform and branch network. • The Company's level of assets, loans, deposits and revenue relative to the number of branch offices is well above peers. Management believes a continued focus on operating efficiently will result in above average levels of profitability over the long-term.
Disciplined Underwriting and High Quality Balance Sheet	• Since 2016, Hanover has incurred $907k in cumulative net charge-off's, representing less than 10 basis points of average loans over that time period. • Total non-accrual loans at June 30, 2022 were $12.5 million, or 0.88% of total loans, excluding loans Held-for-Sale and Small Business Administration Paycheck Protection loans. • Hanover's reserves represent 1.00% of Hanover originated loans at June 30, 2022, excluding Held-for-Sale and Small Business Administration Paycheck Protection loans.
Demonstrated Ability to Integrate M&A Transactions	• Hanover's executive team, which is led by Chairman and CEO Michael Puorro, and Brian Finneran, our President, has significant experience with M&A transactions and post-closing integration efforts. • In August 2019, the Company closed the CFSB acquisition and has successfully grown the former CFSB deposit franchise. • In May 2021, the Company closed the Savoy merger, an approximately $650 million total asset single branch commercial bank located in NYC. The transaction significantly diversified revenue and lending mix while boosting profitability and leveraging Savoy's expertise in commercial and SBA lending.

Source: S&P Global Market Intelligence; SEC Filings; Company Documents.
Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30th. Data as of 6/30/2022.

hanover bancorp, inc. 9

10 $423 $559 $720 $708 $1,107 $1,395 $17 $140 $21 $423 $559 $720 $725 $1,247 $1,416 $0 $300 $600 $900 $1,200 $1,500 $1,800 Gross Loans (ex. PPP) PPP Loans Dollars in 000s For the years ended September 30, 9 mo. End Residential RE 2017 2018 2019 2020 2021 6/30/2022 Loans originated $157,461 $268,283 $334,099 $96,031 $104,567 $89,521 Loans sold 79,286 134,464 194,978 39,982 36,375 19,441 C&I (ex. PPP) 3% Construction & Land 1% Resi Mortgages 31% OO CRE 14% NOO CRE 17% Multifamily 34% Niche Lending Segments Source: S&P Global Market Intelligence; Company documents; Call Report. Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30th. 2022Q3 is for the period ende d 6 /30/2022. (1) Commercial & Industrial excludes $20.4 M in PPP loans. (2) CAGR calculated from September 2017 – June 2022 .. Loan Portfolio Composition (1) Total Loan Growth ($mm) $1.4 billion For the quarter ended June 30 , 2022 1 Residential Real Estate ✓ Initiated our residential lending platform in 2013 with a focus on the boroughs of New York City ✓ We originate mainly non - qualified, alternative documentation single - family residential mortgage loans through broker referrals, our branch network and retail channels. ✓ We offer multiple products including those designed specifically for two - to four - family units 2 Commercial Real Estate (including Multi - family) 3 Commercial and Industrial ✓ CRE lending is an area of expertise for us, with the Savoy acquisition re - enforcing what we believe was an already strong CRE lending foothold in New York City ✓ We maintain a loan - to - value policy limit of 75% for commercial real estate loans ✓ We provide a mix of variable and fixed rate commercial and industrial loans which are typically made to small and medium sized businesses ✓ Prior to the acquisition of Savoy, we had a very limited portfolio of commercial and industrial loans ✓ Strategic initiative to build out the C&I business includes the opening of the Freehold & Hauppauge branches while simultaneously hiring a specialized C&I team

11 $106.9 $201.2 Peer Median Hanover Niche Lending & Branch - Lite Model Drives Outsized Margins Niche Lending & Funding Expertise Drives Pricing Power Efficient, Profitable and Scalable Business Model 3.1% 3.3% 3.3% 3.3% 4.0% 4.2% 3.6% 3.7% 3.6% 3.4% 3.3% 3.3% 2.8% 3.0% 3.2% 3.4% 3.6% 3.8% 4.0% 4.2% 4.4% Hanover Peer Median 4.8% 5.1% 5.3% 5.4% 5.1% 5.0% 4.7% 5.0% 5.1% 4.6% 4.5% 4.4% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% Hanover Peer Median Yield on Loans Net Interest Margin ✓ A number of our business segments are focused on providing specialized lending and deposit products to specific customer groups within our markets. ✓ We are focused on providing expertise and excellent service in the chosen segments in which we operate. ✓ Since 2014 our residential mortgage operation has been highly focused on non - conforming lending in New York City. ✓ With Savoy, we acquired a niche SBA and small business commercial banking business. ✓ Our municipal deposit banking business is differentiated in that we are focused on long - term relationships and our customers are not transactional in nature. ✓ Consistently achieving a higher yield on loans than peers. ✓ Low deposit cost coupled with SBA lending growth drives Net Interest Margin Expansion. ✓ This leads to us greatly surpassing peers in Net Interest Margin performance. $72.4 $175.6 Peer Median Hanover $87.3 $168.7 Peer Median Hanover $3.7 $8.6 Peer Median Hanover Revenue per Office Total Deposits per Office Total Net Loans per Office Total Assets per Office $1.0 $3.0 Peer Median Hanover Net Income per Office For the nine months ended 6 /30/2022, profitability data annualized Source: S&P Global Market Intelligence; SEC Filings; Company Documents. Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30th. Peers include major exchange - tra ded banks and thrifts with most recent quarter total assets between $1 and $3 billion, excluding merger targets and mutuals. Note: Annual data as of the fiscal year s e nded 9/30 .. Jun - 22 for the 9 months ended 6/30/2022 .. Per branch metrics exclude the recently proposed Hauppauge Branch for a total of 8 HNVR branches.

12 II. Hanover’s Attractive Market

13 2016 Rank Institution Deposits ($mm) 1 $2,695 2 $3,344 3 $2,926 4 $3,009 5 $3,412 6 $2,714 7 $2,260 8 $2,609 9 $1,838 10 $1,392 Significant Consolidation of NYC Metro Community Banks Provides Growth Opportunities Source: SEC Filings; Company Documents; S&P Global Market Intelligence. Note: Dollars in millions. (1) Banks in the NYC MSA acquired in a given year as a percentage of the number of institutions with total assets less than $5 billion as of December 31st of the prior year. (2) Institutions ranked by asset size. Includes banks with total assets less than $5 billion as of 12/31/2016. % of Banks Acquired in NYC (1) Top 20 NYC MSA Banks in 2016 (2) Approximately 55 % of banks (1) in NYC MSA were consolidated in the last 5 years 2016 Rank Institution Deposits ($mm) 11 $1,167 12 $1,113 13 $695 14 $946 15 $835 16 $777 17 $746 18 $661 19 $718 20 $573 4.1% 8.7% 9.1% 24.3% 10.7% 18.2% 15.8% 2016 2017 2018 2019 2020 2021 2022 Acquired Institutions ranked by asset size Long Island Significantly Consolidated

14 5.0 6.2 6.2 6.3 6.4 7.3 7.8 9.5 13.2 20.0 Boston Atlanta Miami Philadelphia Washington D.C. Houston Dallas Chicago Los Angeles New York City 1.03% 1.27% 3.53% 3.97% 4.05% 4.53% 5.20% 5.38% 5.94% 6.02% Los Angeles Chicago Philadelphia Miami Washington D.C. Boston New York City Atlanta Dallas Houston 352 373 457 459 574 582 602 651 848 2,290 Houston Boston Dallas Washington D.C. San Francisco Philadelphia Chicago Sioux Falls, SD Los Angeles New York City 0.9 1.0 1.0 1.1 1.1 1.2 2.3 2.8 3.0 4.2 New Jersey North Carolina Ohio Pennsylvania Georgia Illinois New York Florida Texas California New York MSA – A Leading U.S. Banking Market Source: S&P Global Market Intelligence ; SEC Filings ; US Census. Note: Small Business data as of 2018. (1) Ranking amongst ten largest populated MSAs of 2022. Population (mm) Projected Population Growth (’22 - ’27) Small Businesses (mm) Deposits ($bn) Most P opulated MSA 4 th Fastest G rowing MSA (1) 4 th Most S mall B usinesses by State Largest D eposit Market (MSA)

15 Source: S&P Global Market Intelligence; US Census. Note: Small Business data as of 2018 .. • The New York City MSA is the nation’s top MSA as measured by deposits and total population and is one of the largest business markets in America ‒ The New York City MSA outpaces the U.S. in both median household income and projected population growth • New York has the 4 th most small businesses per state totaling at 2.3 million per the U.S. Small Business Administration Office of Advocacy ‒ Approximately 4.1 million small business employees which is approximately 49.1 percent of New York employees Hanover Bancorp’s Market Projected Median Household Total Actual Projected Household Income Population Change Change Income Change 2022 2010 - 2022 2022 - 2027 2022 2022 - 2027 Market Area (Actual) (%) (%) ($) (%) Nassau County 1,416,398 5.7 5.4 $129,010 9.5 New York County 1,685,309 6.3 5.2 $104,697 13.6 Queens County 2,317,350 3.9 4.5 $83,255 16.0 Kings County 2,650,753 5.8 5.0 $74,952 17.7 Weighted Average Franchise 8,069,810 5.8 5.2 $116,236 11.6 New York City MSA 20,006,203 5.9 5.2 $92,717 12.2 New York State 20,209,830 4.3 4.9 $80,148 12.6 United States 334,279,739 8.3 3.2 $72,465 12.1

16 III. Financial Overview

17 $423 $559 $720 $708 $1,107 $1,395 $17 $140 $21 $423 $559 $720 $725 $1,247 $1,416 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Gross Loans (ex. PPP) PPP Loans QoQ CAGR TBV per Share 11% Total Assets (ex. PPP) 49% Total Loans (ex. PPP) 55% Total Deposits 45% $13.41 $15.14 $16.92 $18.23 $18.49 $20.26 $5.00 $10.00 $15.00 $20.00 $373 $468 $650 $665 $1,165 $1,350 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $501 $650 $849 $835 $1,344 $1,589 $17 $140 $21 $501 $650 $849 $852 $1,485 $1,610 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 Total Assets (ex. PPP) PPP Loans Robust TBV Per Share & Balance Sheet Growth Source: S&P Global Market Intelligence; SEC Filings; Company Documents. Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30 th .. Dollars in millions. (1) CAGR calculated from September 2017 through June 2022. Tangible Book Value per Share Total Loans ($ mm) Total Deposits ($mm) Total Assets ($mm) Savoy acquisition completed

18 Gross Loan Portfolio Composition Source: S&P Global Market Intelligence; SEC Filings; Company Documents. Note: Data as of June 30, 2022 .. Dollars in millions. $ in millions $301 $423 $560 $721 $725 $1,247 $1,414 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Residential Real Estate Multi-family Real Estate Commercial Real Estate Commercial & Industrial Construction & Land Dev. Consumer $ in millions Sept. '16 Sept. '17 Sept. '18 Sept. '19 Sept. '20 Sept. '21 June. '22 Sept. '16 - Sept '20 CAGR Sept. '16 - June '22 CAGR Residential Real Estate $147 $238 $373 $465 $454 $444 $431 33% 21% Multi-family Real Estate 95 120 132 140 137 266 479 9% 32% Commercial Real Estate 52 59 49 108 114 349 430 22% 45% Commercial & Industrial 7 6 7 7 21 172 57 33% 45% Construction & Land Dev. 0 0 0 0 0 15 17 -- -- Consumer 0 0 0 1 0 0 0 -- -- Gross Loans $301 $423 $560 $721 $725 $1,247 $1,414 25% 31% Net Deferred costs (fees) (0) (1) (1) (1) (0) 1 2 Total Loans $301 $423 $559 $720 $725 $1,247 $1,416 25% 31%

19 Noninterest - bearing Deposits 1% IB Demand, Savings & MMDA 26% Time Deposits 73% $665 $1,165 $1,350 $0 $400 $800 $1,200 $1,600 Sep-20 Sep-21 Jun-22 $82 $192 $220 $0 $50 $100 $150 $200 $250 $300 Sep-20 Sep-21 Jun-22 Growing Core Deposit Franchise • Hired a Chief Municipal Officer and supporting personnel to initiate our municipal banking business, which has grown municipal deposit balances from $74.3 at December 31, 2020 to $444.6 million at June 30, 2022, at a weighted average rate of 0.47%; • Implemented a core processor IT conversion that resulted in a platform with a comprehensive suite of commercial deposit account capabilities; and • Reduced wholesale funding levels (defined as Federal Home Loan Bank (“FHLB”) borrowings, brokered deposits and Qwick Rate accounts ). Source: SEC Filings; Company documents. Diversifying our Deposit Composition Deposit Growth ($mm) Noninterest - bearing Deposits 16% IB Demand, Savings & MMDA 62% Time Deposits 22% Noninterest - Bearing Deposit Growth ($mm) $1.3 billion For the quarter ended June 30, 2022 For the quarter ended September 30, 2012 $54 million

20 Asset Quality Managed Through Disciplined Policies and Procedures Source: SEC Filings; S&P Global Market Intelligence; Company Documents. Note: Annual data represents 9/30 fiscal year end dat a. (1) Jun - 22 data as of or for the 9 months ended 6/30/2022 .. (2) Annualized figure. Credit Philosophy Credit Underwriting and Administration • Management utilized strong local community ties along with their experience with both federal and New York bank regulatory agencies to create a bank that emphasizes strong credit quality. • Total loans having credit risk ratings of Special Mention or Substandard were $32.6 million at June 30, 2022 versus $51.9 million at September 30, 2021 and $52.7 million at June 30, 2021. • Total non - accrual loans at June 30, 2022 were $12.5 million, or 0.88% of total loans and Management believes all of the Company’s non - accrual loans are well collateralized and no specific reserves have been taken with regard to these loans. • The Company has been prudently working with borrowers negatively impacted by the COVID - 19 pandemic while managing credit risks and recognizing an appropriate allowance for loan losses. • Net charge - offs of $66K or 0.01% of average loans for the nine months ended 6/30/2022. • Allowance for loan losses of $10.9 million or 1.00% of Hanover originated loans at 6/30/2022, which management has determined to be adequate based on an extensive review of multiple credit and economic factors 0.00% 0.00% 0.26% 0.15% 0.47% 0.78% 0.00% 0.50% 1.00% 1.50% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Jun-22 Nonperforming Assets / Total Assets Net Charge - o ff’s / Average Loans 0.00% 0.00% 0.00% 0.07% 0.03% 0.01% (0.10%) (0.05%) 0.00% 0.05% 0.10% 0.15% 0.20% Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Jun-22 (1,2) (1)

21 3% 57% 17% 23% U.S GSE residential MBS - AFS Corporate Bonds - AFS U.S GSE residential MBS - HTM U.S GSE commercial MBS - HTM Due 1 - 5 Years 23% Due 5 - 10 Years 69% Due after 10 Years 8% • The Company strives to maintain an efficient level of capital, commensurate with its risk profile, on which a competitive rate of return to stockholders will be realized over both the short and long term. • Securities portfolio (AFS + HTM) equaled $11.2 million as of June 30, 2022. – AFS securities consist of $6.4 million corporate bonds and $0.3 million in residential MBS, fair value – HTM securities consist of $1.9 million residential MBS and $2.6 million in commercial MBS, amortized cost • At June 30, 2022, accumulated other comprehensive income included an unrealized loss of AFS securities of $350 thousand – Representing only 0.24% of tangible common equity for the same period Source: Company Documents; SEC Filings. Note: Dollars in millions. (1) As of June 30, 2022. Balance Sheet Liquidity Securities Portfolio Maturity Distribution (1) Securities Portfolio Composition (1)

22 Source: S&P Global Market Intelligence; SEC Filings; Company Documents. Note: Year end data as of September 30 for each year presented. (1) Jun - 22 data as of or for the 9 months ended 6/30/2022. Asset / Liability Management and Net Interest Margin Trends Yield/Cost Analysis Net Interest Margin 4.57% 4.43% 4.84% 5.07% 4.87% 4.63% 4.60% 1.31% 1.45% 1.72% 2.07% 1.87% 0.81% 0.47% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Jun-22 Yield on Interest-Earning Assets Cost of Interest-Bearing Liabilities 3.49% 3.14% 3.32% 3.30% 3.29% 3.97% 4.23% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Jun-22 (1) (1)

23 Source: S&P Global Market Intelligence; SEC Filings; Company Documents. Note: All figures presented on a fiscal basis; Hanover has a fiscal year ending September 30 th .. Non - GAAP Reconciliation Tangible Book Value per Common Share As of June 30, As of September 30, Non-GAAP Reconciliation Table 2022 2021 2021 2020 2019 2018 2017 (dollars in thousands, except share data) Book value per Common Share $22.94 $20.75 $22.02 $18.69 $17.28 $15.14 $13.41 Less: goodwill and other intangible assets (2.68) (3.35) (3.53) (0.46) (0.36) — — Tangible book value per common share $20.26 $17.40 $18.49 $18.23 $16.92 $15.14 $13.41 Common stockholders' equity $167,391 $115,238 $122,529 $78,043 $71,950 $54,230 $41,778 Less: goodwill and other intangible assets (19,586) (18,602) (19,648) (1,923) (1,508) — — Tangible common stockholders' equity $147,805 $96,636 $102,881 $76,120 $70,442 $54,230 $41,778 Total assets $1,609,757 $1,541,443 $1,484,641 $851,606 $848,836 $649,963 $501,358 Less: goodwill and other intangible assets (19,586) (18,602) (19,648) (1,923) (1,508) — — Tangible assets $1,590,171 $1,522,841 $1,464,993 $849,683 $847,328 $649,963 $501,358 Tangible common equity ratio 9.29% 6.35% 7.02% 8.96% 8.31% 8.34% 8.33%

24 Non - GAAP Reconciliation Adjusted Net Income / Diluted Earnings per Share As of or For the Nine Months Ended June 30, As of or For the Years Ended September 30, Non-GAAP Reconciliation Table 2022 2021 2021 2020 2019 2018 2017 (dollars in thousands, except share data) Net income $17,730 $3,795 $10,851 $4,974 $8,085 $4,601 $2,152 Adjustments: Acquistion costs 250 4,233 4,430 450 737 97 — Income tax effect of adjustment above (53) (927) (1,019) (89) (177) (36) — Adjusted net income (non- GAAP) $17,927 $7,101 $14,262 $5,335 $8,645 $4,662 $2,152 Diluted earnings per share $2.92 $0.85 $2.28 $1.18 $2.06 $1.36 $0.78 Adjustments: Acquistion costs 0.04 0.95 0.93 0.11 0.19 0.03 — Income tax effect of adjustment above (0.01) (0.21) (0.21) (0.03) (0.04) (0.01) — Adjusted diluted earnings per share (non-GAAP) $2.95 $1.59 $3.00 $1.26 $2.21 $1.38 $0.78

Non-GAAP Reconciliation

Adjusted ROAA / Adjusted ROATCE

Non-GAAP Reconciliation Table	As of or For the Nine Months Ended June 30, 2022	As of or For the Nine Months Ended June 30, 2021	As of or For the Years Ended September 30, 2021	2020	2019	2018	2017
			(dollars in thousands, except share data)				
Return on average total assets	**1.61%**	**0.53%**	**0.99%**	**0.58%**	**1.16%**	**0.81%**	**0.51%**
Adjustments:							
Acquistion costs	0.02%	0.59%	0.41%	0.06%	0.11%	0.02%	—
Income tax effect of adjustment above	(0.00%)	(0.13%)	(0.09%)	(0.01%)	(0.03%)	(0.01%)	—
Adjusted return on average total assets	**1.63%**	**0.99%**	**1.31%**	**0.63%**	**1.24%**	**0.82%**	**0.51%**
Average common stockholders' equity	**$137,287**	**$85,525**	**$94,072**	**$74,976**	**$63,588**	**$46,545**	**$35,312**
Less: average goodwill and other intangible assets	(19,618)	(3,988)	(7,672)	(1,549)	(492)	—	—
Average tangible common stockholders' equity	$117,669	$81,537	$86,400	$73,427	$63,096	$46,545	$35,312
Return on average common stockholders' equity	**17.27%**	**5.93%**	**11.53%**	**6.63%**	**12.71%**	**9.89%**	**6.09%**
Adjustments:							
Acquistion costs	0.24%	6.62%	4.71%	0.60%	1.16%	0.21%	—
Income tax effect of adjustment above	(0.05%)	(1.45%)	(1.08%)	(0.12%)	(0.28%)	(0.08%)	—
Adjusted return on average common stockholders' equity	**17.46%**	**11.10%**	**15.16%**	**7.11%**	**13.59%**	**10.02%**	**6.09%**
Return on average tangible common stockholders' equity	**20.15%**	**6.22%**	**12.56%**	**6.77%**	**12.81%**	**9.89%**	**6.09%**
Adjustments:							
Acquistion costs	0.28%	6.94%	5.13%	0.61%	1.17%	0.21%	—
Income tax effect of adjustment above	(0.06%)	(1.52%)	(1.18%)	(0.11%)	(0.28%)	(0.08%)	—
Adjusted return on average tangible common stockholders' equity	**20.37%**	**11.64%**	**16.51%**	**7.27%**	**13.70%**	**10.02%**	**6.09%**

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Non-GAAP Reconciliation

Adjusted Operating Efficiency Ratio / Adjusted Non-interest Expense on Avg. Total Assets

Non-GAAP Reconciliation Table	As of or For the Nine Months Ended June 30, 2022	As of or For the Nine Months Ended June 30, 2021	As of or For the Years Ended September 30, 2021	2020	2019	2018	2017
			(dollars in thousands, except share data)				
Operating efficiency ratio (non-GAAP)	**51.07%**	**81.76%**	**66.95%**	**73.79%**	**58.43%**	**56.75%**	**66.44%**
Non-interest expense	$26,352	$22,047	$30,005	$21,022	$15,887	$11,880	$9,584
Adjustments:							
Acquistion costs	250	4,233	4,430	450	737	97	—
Adjusted non-interest expense (non-GAAP)	$26,102	$17,814	$25,575	$20,572	$15,150	$11,783	$9,584
Net interest income - as reported	44,833	25,577	41,708	27,122	22,421	18,221	12,882
Non-interest income - as reported	6,876	1,628	3,349	1,364	4,770	2,733	1,543
Less: Gain on sale of securities for sale	105	240	240	—	—	20	—
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$51,604	$26,965	$44,817	$28,486	$27,191	$20,934	$14,425
Adjusted operating efficiency ratio (non-GAAP)	**50.58%**	**66.06%**	**57.07%**	**72.22%**	**55.72%**	**56.29%**	**66.44%**
Non-interest expense to average total assets	**2.39%**	**3.07%**	**2.75%**	**2.47%**	**2.28%**	**2.09%**	**2.26%**
Acquistion costs	0.02%	0.59%	0.41%	0.06%	0.11%	0.01%	—
Adjusted non-interest expense on average total assets (non-GAAP)	**2.37%**	**2.48%**	**2.34%**	**2.41%**	**2.17%**	**2.08%**	**2.26%**

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